Exhibit 5.10

CONSENT OF G. VOICU

The undersigned hereby consents to the use of their report(s), and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation (File No. 333-190073).

/s/ Gabriel Voicu
By:	Gabriel Voicu, Ph.D., P.Geo
Title:	Vice President Geology and Exploration (formerly Technical Services Manager at IAMGOLD Corporation)
Company:	Primero Mining Corp.

Dated:	January 15, 2014